COMMUNITY BANCORP, INC.
                             PROXY STATEMENT
                     ANNUAL MEETING OF SHAREHOLDERS

                              April 14, 1998


The following information is furnished in connection with the solicitation of proxies by the management of Community Bancorp, Inc. ("Corporation"), whose principal executive office is located at 17 Pope Street, Hudson, Massachusetts, (Telephone: 978-568-8321), for use at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 14, 1998.

As of March 2, 1998, 2,926,257 shares of common stock of the Corporation were outstanding and entitled to be voted.

The record date and hour for determining shareholders entitled to vote has been fixed at 5 o'clock p.m., March 2, 1998. Only shareholders of record at such time will be entitled to notice of, and to vote at, the meeting. Shareholders are urged to sign the enclosed form of proxy solicited on behalf of the management of the Corporation and return it at once in the envelope enclosed for that purpose. The proxy does not affect the right to vote in person at the meeting and may be revoked prior to its exercise. Proxies will be voted in accordance with the shareholder's directions.

If no directions are given, proxies will be voted to fix the number of Directors of the Corporation at eleven; and to elect Horst Huehmer, Donald R. Hughes, Jr., Mark Poplin and David W. Webster to the Board of Directors of the Corporation to serve until the Annual Meeting of Shareholders in the year 2001 and until their successors are duly elected and qualified to serve.

The financial statements of the Corporation for 1997 have been mailed to the shareholders with the mailing of this Notice and Proxy Statement.

The cost of the solicitation of proxies is being paid by the Corporation. The Proxy Statement will be mailed to shareholders of the Corporation on or about March 24, 1998.


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                                  -2-


                    DETERMINATION OF NUMBER OF DIRECTORS
                         AND ELECTION OF DIRECTORS

The persons named as proxies intend to vote to fix the number of Directors for the ensuing year at eleven and vote for the election of the persons named below as Nominees for Election at This Meeting as Directors, each to hold office until the annual meeting held in the year indicated in the column designated "Term of Office." If any nominee should not be available for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion or may vote to fix the number of Directors at less than eleven. The management does not anticipate that any nominee will become unavailable.

The By-laws of the Corporation provide in substance that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the term of office of one class shall expire and a successor class be elected at each annual meeting of the shareholders.

The present number of Directors is eleven. It is proposed by the Board that at the meeting the number of Directors who shall constitute the full Board of Directors until the next annual meeting be fixed at eleven and that the four nominees listed below be elected to serve until the date indicated opposite their names. All of the nominees are currently Directors.

Opposite the name of each nominee and each continuing Director in the following table is shown: (1) the number of shares of stock of the Corporation owned beneficially by each such person; (2) for those persons serving as Directors of the Corporation, the date on which such person's term of office as Director began; (3) the term of office for which such person will serve; and (4) such person's current principal occupation or employment.



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                                    -3-

                    Nominees For Election At This Meeting
                    -------------------------------------
                                   Has Served
                                   on Board of
                                   Directors
                    Shares of      of the
                    Stock Owned    Corporation
                    Beneficially   or Its
                    as of March    Predecessor  Term of  Principal
Name                2, 1998 (1)    Since        Office   Occupation
----                ------------   ------------ -------  -------------------
Horst Huehmer            22,632       1980       2001    Director of
                                                         Corporation and
                                                         Community National
                                                         Bank; Retired.

Donald R. Hughes, Jr.   105,075       1995       2001    Director of
      (2)                                                Corporation and
                                                         Community National
                                                         Bank; Treasurer &
                                                         Clerk of the
                                                         Corporation;
                                                         Executive Vice
                                                         President & Cashier
                                                         of Community
                                                         National Bank.

Mark Poplin             152,764       1967       2001    Director of
                                                         Corporation and
                                                         Community National
                                                         Bank; President and
                                                         Treasurer, Poplin
                                                         Supply Co.;
                                                         Secretary, Poplin
                                                         Furniture Co.

David W. Webster         64,177       1995       2001    Director of
                                                         Corporation and
                                                         Community National
                                                         Bank; President,
                                                         Knight Fuel Co., Inc.


                       Directors Continuing in Office
                       ------------------------------
                                   Has Served
                                   on Board of
                                   Directors
                    Shares of      of the
                    Stock Owned    Corporation
                    Beneficially   or Its
                    as of March    Predecessor  Term of  Principal
Name                2, 1998 (1)    Since        Office   Occupation
----                ------------   -----------  -------  -------------------
Alfred A. Cardoza        22,486       1971       2000    Director of
                                                         Corporation and
                                                         Community National
                                                         Bank; Retired

Argeo R. Cellucci         6,728       1968       2000    Director of
                                                         Corporation and
                                                         Community National
                                                         Bank; President,
                                                         Cellucci Hudson Corp.

Antonio Frias            19,858       1985       2000    Director of
                                                         Corporation and
                                                         Community National
                                                         Bank; President and
                                                         Treasurer, S & F
                                                         Concrete Contractors,
                                                         Inc.

I. George Gould         118,063       1962       1999    Director of
      (2)                                                Corporation and
                                                         Community National
                                                         Bank; Chairman,
                                                         Gould's, Inc.

James A. Langway        164,470       1976       1999    Director of
      (2)                                                Corporation and
                                                         Community National
                                                         Bank; President and
                                                         CEO of the
                                                         Corporation;
                                                         President & CEO of
                                                         Community National
                                                         Bank

Dennis F. Murphy, Jr.   444,672       1984       2000    Chairman of the
                                                         Board of Corporation
                                                         and Community
                                                         National Bank;
                                                         Director of
                                                         Corporation and
                                                         Community National
                                                         Bank; President and
                                                         Treasurer, D. Francis
                                                         Murphy Insurance
                                                         Agency, Inc.

David L. Parker          28,714       1986       1999    Director of
                                                         Corporation and
                                                         Community National
                                                         Bank; Chairman,
                                                         Larkin Lumber Co.

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                                  -4-

NOTES:

     1. Beneficial ownership of stock for the purpose of this statement includes securities owned by the spouse and minor children and any relative with the same address. Certain Directors may disclaim beneficial ownership of certain of the shares listed beside their names.

     2. Includes 73,075 shares held by CBI ESOP as to which Messrs. Gould, Hughes and Langway are co-trustees.


The affirmative vote of the holders of a majority of the common stock of the Corporation present or represented and voting at the meeting is required to fix the number of Directors. The affirmative vote of a plurality of the votes cast by shareholders is required to elect
Directors.


                              OTHER MATTERS

The management knows of no business which will be presented for consideration at the meeting other than that set forth in this Proxy Statement. However, if any such business comes before the meeting, the persons named as proxies will vote thereon according to their best judgment.


                                    By order of the Board of Directors


                                    /s/ James A. Langway
                                    --------------------
                                    James A. Langway
                                    President


Hudson, Massachusetts
March 24, 1998